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EXHIBIT 99.1

Venoco, Inc.
www.venocoinc.com
(Bloomberg ticker: 552338Z US)

For Immediate Release
May 13, 2005

Venoco, Inc. Announces First Quarter 2005 Results

        CARPINTERIA, California, May 13, 2005/PRNewswire:    Venoco, Inc. today reported a net loss for the first quarter 2005 of $6.8 million compared to net income of $5.8 million for the first quarter 2004. The first quarter 2005 net loss includes the net after-tax effects of a $26.1 million (pre-tax) unrealized loss on certain commodity derivative contracts that do not qualify for hedge accounting in accordance with SFAS 133. Excluding this charge, Venoco would have had net income of $9.0 million for the first quarter of 2005. This compares to net income of $6.0 million in the first quarter of 2004 excluding the after-tax effects of the $0.4 million (pre-tax) unrealized commodity derivative loss for first quarter 2004. Please see the end of this release for a reconciliation of net income (loss) to net income before unrealized commodity derivative losses (a non-GAAP measure).

        The unrealized commodity derivative losses result from mark-to-market adjustment applicable to certain commodity derivative contracts not currently eligible for hedge accounting treatment. Changing oil prices affect the market value of our fixed price commodity derivative contracts, and as a result we expect there will continue to be significant volatility in our reported earnings.

        Earnings before interest, taxes, depletion, depreciation and amortization (EBITDA) for the first quarter of 2005 was $(1.8) million as compared with $14.7 million in first quarter 2004. These EBITDA figures include the pre-tax impact of first quarter realized commodity derivative losses of $3.0 million in 2005 and $2.4 million in 2004. They also include the impact of the above mentioned first quarter unrealized commodity derivative losses of $26.1 million in 2005 and $0.4 million in 2004. Excluding the impact of the realized and unrealized commodity derivative losses, Venoco's first quarter 2005 EBITDA would have been $27.4 million, up 57% from first quarter 2004 EBITDA of $17.5 million. Please see the end of this release for a reconciliation of EBITDA and EBITDA before the pre-tax impact of realized and unrealized commodity derivative losses, to net income.

        "We have benefited not only from the strong current prices for oil and natural gas but fundamentally from the consistent increases in our oil and natural gas production rates. Average net production has increased each quarter since changes in our senior management and subsequent implementation of our aggressive development and exploitation program in June of 2004. The average net production which was 10,182 barrels of oil equivalent per day (BOE/D) in the second quarter of 2004 has steadily increased to 12,857 BOE/D in the first quarter of 2005," stated Tim Marquez, CEO and chairman of the board.

        In the first quarter of 2005 Venoco drilled seven new wells to total depth and recompleted eighteen additional wells. These exploitation and development projects include two offshore oil wells that were drilled to total depth, and one that was recompleted. In the Sockeye Field, we drilled one well and recompleted another well. One of the wells had an initial production rate over 1,150 BOE/D and the other's gross production is approximately 250 BOE/D. In the South Ellwood Field, we drilled an exploration well that tested wet in the deepest penetrated intervals and is being recompleted to test the primary test objective. Onshore, Venoco drilled five new wells in the Sacramento Basin in the quarter. Four were brought on production and the other was waiting on a gas pipeline connection. The Company also recompleted seventeen wells in the Sacramento Basin in the quarter. Collectively the new wells and recompletions in the Sacramento Basin have added 2,500 MCF/D to our average net production.

        The Company's average net production increased from 11,306 BOE/D in the first quarter of 2004 to 12,857 BOE/D in the first quarter of 2005. First quarter 2005 average net production includes 547 BOE/D from the Big Mineral Creek Field which was sold for $45 million with the closing occurring on March 31, 2005. The closing was done through a qualified intermediary in order to allow the sale to be eligible for a tax free exchange pursuant to section 1031 of the Internal Revenue Code. Accordingly, no gain has been recognized and no tax on the sale has been recorded during the period. "We expect second quarter 2005 average net production to be approximately 12,500 BOE per day, only slightly down from the first quarter despite the loss of production from the Big Mineral Creek field" noted Mr. Marquez. He continued, "We anticipate 2005 average net production in the range of 13,000 BOE/D to 14,000 BOE/D without any additional acquisitions. Acquisitions are an integral part of our strategy and would add to our 2005 production. We believe Venoco will continue to achieve consistent growth in average net production throughout 2005 and following years."

  About the Company

        Venoco is an independent energy company primarily engaged in the acquisition, exploitation and development of oil and natural gas properties in California. It has regional headquarters in Carpinteria, California and corporate headquarters in Denver, Colorado. Venoco operates three offshore platforms in the Santa Barbara Channel, has nonworking interests in three others, and also operates two onshore properties in Southern California and approximately 130 natural gas wells in Northern California.

  Conference Call & Webcast

        The Company's first quarter 2005 earnings and operational review conference call will begin at 12:00 p.m. Eastern (9:00 a.m. Pacific) on Friday, May 13, 2005. You may participate by calling 1-(800) 374-2482 and using Conference ID# 6233227. Information on accessing the recorded call will be available on the Investor Information page of the Company's website http://www.venocoinc.com.

        Statements made in this news release, including those relating to future growth and performance, drilling inventory, economic returns, development opportunities, production growth targets, cash flow, reserve base, and future results of operation and financial condition are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, ability to acquire properties that meet our objectives, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, the availability of and cost of obtaining drilling equipment and technical personnel, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, pipeline curtailments by third-parties and failure to close pending acquisitions. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

Oil and Gas Production and Prices

	Three Months Ended March 31(1)
			Increase (Decrease)
	2005	2004
Sales Volume
Natural Gas (Mcf)	1,885,576	1,355,983	39%
Oil (Bbls)	842,845	802,918	5%
BOE	1,157,108	1,028,915	12%
Daily Average Sales Volume
Natural Gas (Mcf/d)	20,951	14,901	41%
Oil (Bbls/d)	9,365	8,823	6%
BOE/d	12,857	11,307	14%
Oil Price per Barrel
Average NYMEX spot price	$49.84	$35.15	42%
Differential to NYMEX spot price	$(13.52)	$(5.96)	127%
Realized commodity derivative losses	$(3.55)	$(2.38)	49%

Net realized price per barrel	$32.77	$26.81	22%

Natural Gas Price per Mcf
Average NYMEX spot price	$6.48	$5.73	13%
Differential to NYMEX spot price	$(0.42)	$(0.28)	50%
Realized commodity derivative losses	$(0.01)	$(0.33)	(97)%

Net realized price per Mcf	$6.05	$5.12	18%

Average Sales Price per BOE	$33.73	$27.67	22%

(1)
Production in 2005 includes Marquez Energy, LLC which was acquired March 21, 2005. Inclusion is due to the application of requirements for reporting combined financial statements for companies under common control.

First Quarter 2005 and 2004 Financial Information

VENOCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, unaudited)

	March 31, 2005(1)	December 31, 2004(1)
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$5,024	$54,715
Accounts receivable	23,280	17,755
Inventories	1,105	1,079
Income tax receivable	2,670	3,906
Commodity derivatives	677	5,300
Notes receivable—officer	—	1,420
Prepaid expenses and other current assets	4,650	3,640

Total current assets	37,406	87,815
CASH RESTRICTED FOR INVESTMENT IN OIL AND NATURAL GAS PROPERTIES	44,619	—
PROPERTY AND EQUIPMENT, net	163,465	198,563
OTHER ASSETS	8,786	12,504

TOTAL ASSETS	$254,276	$298,882

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT):
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$21,137	$19,385
Undistributed revenue payable	4,540	4,774
Current maturities of long term debt	121	127
Commodity derivatives	20,713	1,520
Minority interest purchase accrued	109	5,316

Total current liabilities	46,620	31,122
LONG-TERM DEBT	171,934	163,542
DEFERRED INCOME TAXES	18,463	32,208
ASSET RETIREMENT OBLIGATIONS	23,122	23,184
COMMODITY DERIVATIVES	12,266	—
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
Common stock and additional paid in capital	17,883	31,576
Retained earnings (deficit)	(26,449)	15,327
Accumulated other comprehensive income (loss)	(9,563)	1,923

Total stockholders' equity (deficit)	(18,129)	48,826

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$254,276	$298,882

(1)
On March 21, 2005 the Company completed the acquisition of Marquez Energy, majority-owned and controlled by Timothy Marquez, the Company's CEO and sole shareholder. Due to the common control aspects of the transaction, the financial statements of Marquez Energy have been combined with the consolidated financial statements of the Company and its subsidiaries in a manner similar to a pooling-of-interests, since the date that common control was achieved. Therefore, the Company's financial statements since July 12, 2004 were restated to include Marquez Energy's financial results.

VENOCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, unaudited)

	Three Months Ended March 31
	2005	2004
REVENUES:
Oil and gas sales	$42,038	$30,825
Commodity derivative losses(1)	(29,160)	(2,762)
Other	727	669

Total revenues	13,605	28,732
EXPENSES:
Oil and natural gas production	11,930	11,231
Transportation expense	328	378
Depletion, depreciation, amortization and impairment	5,653	4,021
Accretion of abandonment liability	442	360
General and administrative	3,116	2,435
Amortization of deferred loan costs	345	69
Interest, net	3,497	328

Total expenses	25,311	18,822
Income (loss) before income taxes	(11,706)	9,910
Income tax provision (benefit)	(4,930)	4,131

Net income (loss)	(6,776)	5,779
Preferred stock dividends	—	(2,116)

Net income applicable to common equity	$(6,776)	$3,663

(1)
Commodity derivative losses include realized and unrealized losses on derivative contracts of $3.0 million and $26.1 million, respectively for the first quarter of 2005 and $2.4 million and $0.4 million, respectively for the first quarter of 2004. Unrealized commodity derivative losses reflect the change in fair value of financial instruments not qualifying for hedge accounting under SFAS No. 133.

        The Company discloses net income before unrealized commodity derivative losses, a non-GAAP financial measure, because management believes net income before unrealized commodity derivative gains and losses (i) provides a better comparison of operating trends and performance related results, (ii) is comparable to certain performance analysis methods of securities analysts, and (iii) eliminates the impact of fluctuations in mark-to-market values from unrealized commodity derivatives for which the Company cannot estimate the timing or amount. The following reconciles net income (loss) to net income before unrealized commodity derivative losses for the three months ended March 31:

	2005	2004
	(unaudited)
Net income (loss)	$(6,776)	$5,779
Plus: Unrealized commodity derivative losses	26,148	408
Less: Income tax benefit on unrealized commodity derivative losses	(10,366)	(162)

Net income before unrealized commodity derivative losses	$9,006	$6,025

        EBITDA, a non-GAAP financial measure, excludes certain items that management believes affect the Company's comparison of operating results. The Company discloses EBITDA because (i) the Company uses EBITDA to evaluate operating trends and performance related results (ii) the Company uses EBITDA to compare its performance to other oil and gas producing companies, and (iii) EBITDA is comparable to certain performance analysis methods of securities analysts. The Company's measures of EBITDA and EBITDA before pre-tax hedging losses is not comparable to the Company's other financial measures. The following reconciles net income (loss) to EBITDA and EBITDA before the pre-tax effects of realized and unrealized commodity derivative losses for the three months ended March 31:

	2005	2004
	(unaudited)
Net income (loss)	$(6,776)	$5,779
Plus: Interest, net	3,497	328
Income taxes	(4,930)	4,131
D.D.&A.	5,653	4,021
Accretion of abandonment liability	442	360
Amortization of deferred loan costs	345	69

EBITDA	(1,769)	14,688
Plus: Pre-tax realized commodity derivative losses	3,012	2,354
Pre-tax unrealized commodity derivative losses	26,148	408

EBITDA before pre-tax commodity derivative losses	$27,391	$17,450

Open Derivative Positions as of May 10, 2005

Crude Oil

Type of Contract	Basis	Quantity (Bbl/d)	Strike Price ($/Bbl)	Term
Collar	NYMEX	4,471	$38.00 - $47.10	Jan 1, 05 - Dec 31, 05
Collar	NYMEX	1,000	$38.00 - $47.50	Jan 1, 05 - Dec 31, 05
Put	NYMEX	2,000	$36.00 Floor	Jan 1, 05 - Dec 31, 05
Put	NYMEX	2,000	$38.70 Floor	Jan 1, 05 - Dec 31, 05
Swap	NYMEX	1,000	$42.70 Fixed	Jan 1, 06 - Dec 31, 06
Collar	NYMEX	2,000	$40.00 - $51.00	Jan 1, 06 - Dec 31, 06
Collar	NYMEX	1,000	$40.00 - $51.05	Jan 1, 06 - Dec 31, 06
Collar	NYMEX	1,000	$40.00 - $57.75	Jan 1, 06 - Dec 31, 06
Put	NYMEX	1,000	$40.00 Floor	Jan 1, 06 - Dec 31, 06
Put	NYMEX	1,000	$42.90 Floor	Jan 1, 06 - Dec 31, 06
Collar	NYMEX	2,000	$40.00 - $65.80	Jan 1, 07 - Dec 31, 07
Collar	NYMEX	1,000	$40.00 - $67.50	Jan 1, 07 - Dec 31, 07

Natural Gas

Type of Contract	Basis	Quantity (MMBtu/d)	Strike Price ($/Mcf)	Term
Physical Sale	SoCal	2,000	$4.85 Floor(1)	Apr 1, 05 - Sep 30, 06
Put	NYMEX	5,000	$5.80 Floor	Jan 1, 05 - Dec 31, 05
Basis Swap	PG&E Citygate	5,000	$(0.150)(2)	Jan 1, 05 - Dec 31, 05
Put	PG&E Citygate	5,000	$6.00 Floor	Jan 1, 05 - Dec 31, 05
Swap	PG&E Citygate	4,000	$6.765 Fixed	Apr 1, 05 - Dec 31, 05
Swap	NYMEX	2,000	$6.71 Fixed	Jan 1, 06 - Dec 31, 06
Collar	NYMEX	4,000	$6.00 - $8.50	Jan 1, 06 - Dec 31, 06
Basis Swap	PG&E Citygate	6,000	$(0.035)(3)	Jan 1, 06 - Dec 31, 06
Put	PG&E Citygate	6,000	$6.00 Floor	Jan 1, 06 - Dec 31, 06
Collar	PG&E Citygate	3,000	$7.00 - $9.45	Jan 1, 06 - Dec 31, 06
Collar	NYMEX	6,000	$6.00 - $8.40	Jan 1, 07 - Dec 31, 07

(1)
The price of this contract is the monthly NGI SoCal Border Index less $0.10 per MMBtu, with a floor of $4.85.

(2)
This basis swap locks the $5.80 NYMEX put into a $5.65 floor with a PG&E Citygate location for 2005.

(3)
This basis swap locks the $6.71 NYMEX swap into a $6.675 PG&E Citygate location swap and the $6.00-$8.50 collar into a $5.965-$8.465 collar with a PG&E Citygate location for 2006.

This release can be found at http://www.venocoinc.com

SOURCE Venoco, Inc.

For more information contact: Mike Edwards, VP (805) 745-2123 direct, (805) 455-9658 cell

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Venoco, Inc. Announces First Quarter 2005 Results